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                                                                  Exhibit (g)(2)

                                   APPENDIX B
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       and
                          BROWN BROTHERS HARRIMAN & CO
                               Dated as of 1/31/03

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of June 18, 2001 "the Agreement":


           FORWARD FUNDS, INC. - HANSBERGER INTERNATIONAL GROWTH FUND

               FORWARD FUNDS, INC. - HOOVER SMALL CAP EQUITY FUND

          THE FORWARD FUNDS, INC. - UNIPLAN REAL ESTATE INVESTMENT FUND

                        THE FORWARD HOOVER MINI-CAP FUND

                             SIERRA CLUB STOCK FUND

                            SIERRA CLUB BALANCED FUND




BROWN BROTHERS HARRIMAN & CO.            FORWARD FUNDS, INC.
                                         on behalf of each of the Funds
                                         listed on the Appendix "B" to the
                                         Custodian Agreement


By: /s/ Stokley P. Towles                By: /s/ John P. McGowan
    ---------------------                    -------------------
Name:   Stokley P. Towles                Name:   John P. McGowan
Title:  Partner                          Title:  COO
Date:   January 6, 2003                  Date:   December 30, 2002